UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2024

Aileron Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

738 Main Street #398 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 995-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALRN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2024, the Board of Directors of Aileron Therapeutics, Inc., a Delaware corporation (the “Company”), approved a performance-based cash bonus for the fiscal year ended December 31, 2023 to Brian Windsor, Ph.D., the Company’s President and Chief Operating Officer. This Current Report on Form 8-K is being filed to update the “Bonus” and “Total” columns of the Summary Compensation Table in the Company’s definitive proxy statement for its 2023 annual meeting of stockholders filed with the U.S. Securities and Exchange Commission on January 29, 2024 for Dr. Windsor to reflect the cash bonus amount of $204,375 awarded to Dr. Windsor. For Dr. Windsor, the “Bonus” and “Total” columns for 2023 are each increased by the bonus amount to $204,375 in bonus compensation and $289,642 in total compensation. None of the Company’s other named executive officers received a performance-based cash bonus for the fiscal year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AILERON THERAPEUTICS, INC.

Date: February 13, 2024	By:	/s/ Manuel C. Alves-Aivado
Manuel C. Alves-Aivado, M.D., Ph.D.
Chief Executive Officer